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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of Align-Rite International, Inc. on Form S-8's (File Nos. 33-00232, 33-96400 and 33-96402) of our report dated May 29, 1997, on our audits of the consolidated financial statements and financial statement schedule of Align-Rite International, Inc. as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, which report is included in this Annual Report on Form 10-K.

                                        COOPERS & LYBRAND L.L.P.

Los Angeles, California
June 29, 1997